Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 26, 2001, relating to the financial statements of Community Bank System, Inc., which appear in Community Bank System Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.


/s/ PRICEWATERHOUSECOOPERS  LLP

PricewaterhouseCoopers LLP
May 25, 2001